Exhibit 99.2

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

N E W S     R E L E A S E

AT THE COMPANY:
Kenneth Boerger	Greg Geswein
VP/Treasurer	VP/Chief Financial Officer
(419) 325-2279	(419) 325-2451
FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 8, 2010
LIBBEY COMPLETES TENDER OFFER FOR ITS
FLOATING RATE SENIOR SECURED NOTES DUE 2011
TOLEDO, OHIO, FEBRUARY 8, 2010—Libbey Inc. (NYSE Amex: LBY) (“Libbey” or “Company”) announced today that its wholly-owned subsidiary Libbey Glass Inc. (“Libbey Glass”) has accepted for purchase $306 million in aggregate principal amount of Libbey Glass’s Floating Rate Senior Secured Notes due 2011 (the “Notes”) (CUSIP No. 52989LAC3) in connection with its previously announced tender offer and consent solicitation (together, the “Offer”).
     The Notes accepted for purchase in the Offer represent 100% of the aggregate principal amount of the Notes outstanding prior to the Offer, and the Notes so purchased have been cancelled. The aggregate consideration paid by Libbey Glass for the Notes accepted for purchase, including early tender premiums and accrued and unpaid interest to February 8, 2010, was funded with a portion of the net proceeds from a previously announced private offering of debt securities by Libbey Glass.
     The tender offer was scheduled to expire at 11:59 p.m., New York City time, on February 22, 2010.
     This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.
     Based in Toledo, Ohio, since 1888, the Company operates glass tableware manufacturing plants in the United States, Mexico, China, Portugal and the Netherlands.
- More -

Libbey Inc.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 16, 2009. Important factors potentially affecting performance include but are not limited to increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, corrugated packaging, and other purchased materials; higher indebtedness related to the Crisa acquisition; higher interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company’s products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Crisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.
# # #